Exhibit 99.1

CUMULUS MEDIA INC.

Cumulus Reports Third Quarter 2012 Results

ATLANTA, GA – November 5, 2012: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today reported financial results for the three and nine months ended September 30, 2012.

Lew Dickey, Chairman & CEO stated, “This quarter marked the first anniversary of our transformative merger. We are pleased to report that the integration is largely complete, and our identified synergies were materially exceeded six months ahead of schedule. We are making excellent progress in the turnaround of 10 underperforming stations which account for 100% of our revenue decline, and expect them to post positive revenue growth in 2013.”

Financial highlights are as follows (in thousands, except per share data and percentages) (footnotes follow):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
	Pro Forma (1)	Pro Forma (1)		Pro Forma (1)	Pro Forma (1)
Cash revenues	$269,618	$279,952	-3.7%	$779,442	$800,913	-2.7%
Trade revenues	6,548	9,098	-28.0%	19,239	26,626	-27.7%

Net revenues	$276,166	$289,050	-4.5%	$798,681	$827,539	-3.5%
Adjusted EBITDA (2) (3)	$106,628	$95,121	12.1%	$288,024	$270,061	6.7%

	As Reported			As Reported
Net revenues	$275,350	$124,790	120.7%	$792,386	$238,697	232.0%
Adjusted EBITDA (2) (3)	$107,856	$10,732	905.0%	$295,891	$44,973	557.9%
Free cash flow (2)	$53,521	$(16,075)	**	$134,391	$643	**
Net income	$56,045	$59,538	-5.9%	$52,059	$76,998	-32.4%

**	Calculation is not meaningful

Three Months Ended September 30, 2012 Compared to Three Months Ended September 30, 2011

Net Revenues

Net revenues for the three months ended September 30, 2012 increased $150.6 million, or 120.7%, to $275.4 million, compared to $124.8 million for the three months ended September 30, 2011. This increase reflects the full period impact of net revenues from the acquisitions of Cumulus Media Partners, LLC (“CMP”) in August 2011 (the “CMP Acquisition”) and Citadel Broadcasting Corporation (“Citadel”) in September 2011 (the “Citadel Acquisition”) as well as a $4.6 million increase in political advertising. Revenue growth was partially offset by short term revenue impacts resulting from strategic format changes in some markets, general downward trends in the overall macro economic environment for radio and reduced use of trade advertising on acquired stations.

Direct Operating Expenses, Excluding Depreciation and Amortization

Direct operating expenses for the three months ended September 30, 2012 increased $88.0 million, or 119.4%, to $161.7 million, compared to $73.7 million for the three months ended September 30, 2011. This increase reflects the full period impact of direct operating expenses of CMP and Citadel, partially offset by a $7.1 million decrease in music licensing fees. Previously announced synergies resulted in reduced compensation costs and discretionary spending related to promotions, as well as enhanced expense controls.

Corporate General and Administrative Expenses, Including Stock-based Compensation Expense

Corporate general and administrative expenses, including stock-based compensation expense, for the three months ended September 30, 2012 decreased $31.7 million, or 70.9%, to $13.0 million, compared to $44.7 million for the three months ended September 30, 2011. This decrease is primarily comprised of a $35.7 million decrease in acquisition and restructuring costs primarily related to the Citadel and CMP acquisitions completed in 2011, partially offset by a $1.2 million increase in stock-based compensation expense.

Interest Expense, net

Total interest expense, net of interest income, for the three months ended September 30, 2012 increased $30.3 million, or 155.1%, to $49.8 million compared to $19.5 million for the three months ended September 30, 2011. Interest expense associated with outstanding debt increased by $26.9 million to $46.9 million as compared to $20.0 million in the prior year period. Interest expense increased due to a higher average amount of indebtedness outstanding as a result of the CMP and Citadel acquisitions and the Company’s related refinancing (the “Refinancing”) in the third quarter of 2011.

Capital Expenditures

Capital expenditures for the three months ended September 30, 2012 totaled $2.7 million which represented routine capital expenditures. Capital expenditures during the three months ended September 30, 2011 were $1.4 million.

Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011

Net Revenues

Net revenues for the nine months ended September 30, 2012 increased $553.7 million, or 232.0%, to $792.4 million, compared to $238.7 million for the nine months ended September 30, 2011. This increase reflects the impact of net revenues from CMP and Citadel, as well as a $10.6 million increase in political advertising. Revenue growth was partially offset by short term revenue impacts resulting from strategic format changes in some markets, general downward trends in the overall macro economic environment for radio and reduced use of trade advertising on acquired stations.

Direct Operating Expenses, Excluding Depreciation and Amortization

Direct operating expenses for the nine months ended September 30, 2012 increased $341.4 million, or 239.3%, to $484.1 million, compared to $142.7 million for the nine months ended September 30, 2011. This increase reflects the impact of direct operating expenses of CMP and Citadel, partially offset by a $7.1 million decrease in music license fees. Previously announced synergies resulted in reduced compensation costs and discretionary spending related to promotions, as well as enhanced expense controls.

Corporate General and Administrative Expenses, Including Stock-based Compensation Expense

Corporate general and administrative expenses, including stock-based compensation expense, for the nine months ended September 30, 2012 decreased $15.4 million, or 25.0%, to $46.5 million, compared to $61.9 million for the nine months ended September 30, 2011. This decrease is primarily comprised of a $2.6 million reduction of certain contractual obligations assumed in the Citadel Acquisition and a $35.8 million reduction in acquisition costs since the prior year period included costs associated with the CMP and Citadel acquisitions. This was partially offset by a $12.9 million increase in stock-based compensation expense attributed mainly to the Citadel Acquisition and additional personnel costs of $4.2 million.

Interest Expense, net

Total interest expense, net of interest income, for the nine months ended September 30, 2012 increased $115.2 million, or 329.1%, to $150.2 million compared to $35.0 million for the nine months ended September 30, 2011. Interest expense associated with outstanding debt increased by $107.4 million to $142.1 million as compared to $34.7 million in the prior year period. Interest expense increased due to a higher average amount of indebtedness outstanding as a result of indebtedness incurred to complete the CMP and Citadel Acquisitions and the Refinancing in the third quarter of 2011.

Capital Expenditures

Capital expenditures for the nine months ended September 30, 2012 totaled $4.7 million, which represented routine capital expenditures. Capital expenditures during the nine months ended September 30, 2011 were $2.9 million.

Earnings (Loss) Per Share

Basic earnings (loss) per share (“EPS”) is calculated for the three and nine months ended September 30, 2012 by dividing undistributed net income from continuing operations of $26.8 million and $12.4 million, respectively, adjusted for dividends declared on preferred stock for the three and nine months ended September 30, 2012 of $3.4 million and $11.1 million, respectively, and the accretion of redeemable preferred stock for the three and nine months ended September 30, 2012 of $1.4 million and $6.1 million, respectively, by the weighted average number of shares of common stock outstanding during the applicable period, which was 169,510,007 shares and 158,902,196 shares for the three and nine months ended September 30, 2012, respectively. Diluted EPS for the three months ended September 30, 2012 was calculated in the same manner as basic EPS, after adjusting for the inclusion of 6.8 million potentially dilutive securities represented by shares of common stock underlying certain outstanding warrants. Diluted EPS for the nine months ended September 30, 2012 is equal to basic EPS due to the exclusion of 53.1 million potentially dilutive securities. The potentially dilutive securities consisted of shares of common stock underlying certain outstanding warrants that were excluded because their impact was antidilutive due to the net loss reported for that period. Basic and diluted EPS for discontinued operations is computed in the same matter as EPS for continuing operations, excluding any adjustments for dividends accrued and accreted. Basic and diluted EPS for net income (loss) is computed in the same matter as EPS for continuing operations.

Earnings Call Information

Cumulus Media Inc. will host a teleconference today at 11:00 AM EST to discuss third quarter results. The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 660-422-3366 for conference call access. Please call five to ten minutes in advance to ensure that you are connected prior to the presentation. The call also may be accessed via webcast at www.cumulus.com.

Following completion of the call, a replay can be accessed until 12:00 AM EST, December 4, 2012. Domestic callers can access the replay by dialing 855-859-2056, replay code 48768157#. International callers should dial 404-537-3406 for conference replay access.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact, and relate to our intent, belief or current expectations primarily with respect to our future operating, financial and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors, including, but not limited to, risks and uncertainties relating to the need for additional funds to execute our business strategy, our inability to renew one or more of our broadcast licenses, changes in interest rates, the timing, costs and synergies resulting from the integration of any completed acquisitions, our ability to eliminate certain costs, our ability to manage rapid growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate expected revenues from new sources, including local commerce and technology-based initiatives and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”) and subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media Inc.

Cumulus Media Inc. is the largest pure-play radio broadcaster in the United States based on number of stations, controlling more than 525 radio stations in 110 U.S. media markets. Cumulus’ headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com. Cumulus shares are traded on NASDAQ under the symbol CMLS.

The Cumulus Media Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=13850

For further information, please contact:

Cumulus Media Inc.

J.P. Hannan

Senior Vice President, Treasurer & Chief Financial Officer

404-260-6600

jp.hannan@cumulus.com

Footnotes to Financial Highlights Table

(1)	References to “pro forma” in this press release reflect to the completion of the CMP and Citadel acquisitions and the Company’s sale of 55 stations in eleven non-strategic markets to Townsquare Media LLC (“Townsquare”) in exchange for Townsquare’s radio stations in Bloomington, IL and Peoria, IL, plus approximately $114.9 million in cash (the “Townsquare Asset Exchange”), and include the results of operations of each of the Company, CMP, Citadel and Townsquare for all periods presented. For additional information about the pro forma financial information presented herein, including the material assumptions related thereto, see “Supplemental Unaudited Pro Forma Financial Information” below.
(2)	Adjusted EBITDA and free cash flow are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures” below.
(3)	Excludes acquisition-related costs of $59.7 million and $73.9 million for the three and nine month pro forma periods ended September 30, 2011, respectively. Excludes acquisition-related costs for the three and nine months ended September 30, 2012 of $2.7 million and $8.2 million, respectively.

CUMULUS MEDIA INC.

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	As Reported		As Reported
Net revenues	$275,350	$124,790	$792,386	$238,697
Operating expenses:
Direct operating expenses (excluding depreciation, amortization and LMA fees)	161,740	73,710	484,106	142,690
Depreciation and amortization	35,239	11,025	106,321	14,702
LMA fees	928	530	2,652	1,670
Corporate general and administrative expenses (including stock-based compensation expense of $2,764, $1,601, $15,671 and $2,788, respectively)	12,979	44,654	46,473	61,924
Gain on exchange of assets or stations	—	—	—	(15,278)
Realized (gain) loss on derivative instrument	(129)	1,436	624	2,681
Impairment of intangible assets	—	—	12,435	—

Total operating expenses	210,757	131,355	652,611	208,389

Operating income (loss)	64,593	(6,565)	139,775	30,308
Non-operating (expense) income:
Interest expense, net	(49,757)	(19,503)	(150,179)	(34,999)
Loss on early extinguishment of debt	—	—	—	(4,366)
Other (expense) income, net	(224)	182	(34)	88
Gain on equity investment in Cumulus Media Partners, LLC	—	11,636	—	11,636

Total non-operating expense, net	(49,981)	(7,685)	(150,213)	(27,641)

Income (loss) from continuing operations before income taxes	14,612	(14,250)	(10,438)	2,667
Income tax benefit	12,175	69,206	22,862	65,723

Income from continuing operations	26,787	54,956	12,424	68,390
Income from discontinued operations, net of taxes	29,258	4,582	39,635	8,608

Net income	$56,045	$59,538	$52,059	$76,998

Basic and diluted income (loss) per common share:
Basic: Income (loss) from continuing operations per share	$0.10	$0.72	$(0.03)	$1.26

Income from discontinued operations per share	$0.14	$0.06	$0.25	$0.16

Income per share	$0.24	$0.78	$0.22	$1.42

Diluted: Income (loss) from continuing operations per share	$0.10	$0.66	$(0.03)	$1.20

Income from discontinued operations per share	$0.14	$0.06	$0.25	$0.15

Income per share	$0.24	$0.72	$0.22	$1.35

Weighted average basic common shares outstanding	169,510,007	60,295,163	158,902,196	47,282,132

Weighted average diluted common shares outstanding	176,352,267	66,740,660	158,902,196	50,016,375

Non-GAAP Financial Measures

We utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. The non-GAAP financial measures used in this release are Adjusted EBITDA and free cash flow.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before any non-operating expenses, including net interest expense, depreciation and amortization, stock-based compensation expense, gain or loss on exchange or sale of assets or stations (if any), any realized gain or loss on derivative instruments, any impairment of intangible assets and goodwill, local marketing agreement (“LMA”) fees, acquisition-related costs and franchise taxes.

Adjusted EBITDA is the financial metric utilized by management to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our radio stations after the incurrence of corporate general and administrative expenses. Management also uses this measure to determine the contribution of our radio station portfolio, including the corporate resources employed to manage the portfolio, to the funding of our other operating expenses and to the funding of debt service and acquisitions. In addition, Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our first lien credit facility.

In deriving this measure, management excludes depreciation, amortization and stock-based compensation expense from the measure, as these do not represent cash payments for activities related to the operation of the radio stations. In addition, we also exclude LMA fees and franchise taxes from our calculation of Adjusted EBITDA, even though such fees and taxes require a cash settlement, because they are excluded from the definition of Adjusted EBITDA contained in our first lien credit facility. Management excludes any gain or loss on the exchange or sale of radio stations as it does not represent a cash transaction. Management also excludes any realized gain or loss on derivative instruments as it does not represent a cash transaction nor is it associated with radio station operations. Management excludes any impairment of goodwill and intangible assets as it does not require a cash outlay. Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of a radio company. Management has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for radio broadcasting companies. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income, operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP.

A quantitative reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided under “Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures” below.

Free Cash Flow

Free cash flow is also utilized by management to analyze the cash generated by our business. Free cash flow measures the amount of income generated during the applicable period that could be used to fund acquisitions or other growth opportunities or for reinvestment in the business, after funding station and corporate, general and administrative expenses (excluding transaction costs), debt service, income taxes, and capital expenditures.

We define free cash flow as net income (loss) before any non-operating expenses, including net interest expense, stock-based compensation expense, depreciation and amortization, gain or loss on the exchange or sale of assets or stations (if any), and any realized gain or loss on derivative instruments, any impairment of intangible assets and goodwill, net of interest expense (excluding any non-cash charges or credits for changes in values of swaps and amortization of debt issuance costs), income taxes paid and capital expenditures.

Management excludes depreciation and amortization, any gain or loss on the exchange or sale of assets or stations, any realized gain or loss on derivative instruments or impairment of intangible assets and goodwill and other non-cash expenses, including stock-based compensation, as they do not represent cash transactions. Management deducts payments for debt service, income taxes and capital expenditures since these represent amounts that are consistently necessary for our continuing operations in order to arrive at free cash flow available for growth opportunities or reinvestment in our business.

Management believes that free cash flow, although not a measure that is prepared or calculated in accordance with GAAP, is commonly employed by the investment community to evaluate a company’s ability to pay down debt, pay dividends, repurchase stock and/or facilitate the further growth of a company through acquisition or internal development. Management further believes that free cash flow is also utilized by investors as a measure in determining the market value of a radio company.

Free cash flow should not be considered in isolation of or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because free cash flow is not calculated or presented in accordance with GAAP, it may not be calculated or presented comparably to similarly titled measures used by other companies, and thus comparability may be limited. A quantitative reconciliation of free cash flow to net income (loss) calculated in accordance with GAAP is provided.

Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures

The following tables reconcile net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a pro forma and as reported basis for the three and nine months ended September 30, 2012 and 2011 (dollars in thousands):

	Three Months Ended September 30,
	2012	2012	2011	2011
	As Reported	Pro Forma	As Reported	Pro Forma

Net income (loss)	$56,045	$17,684	$59,538	$(19,122)

Income tax (benefit) expense	(12,175)	(261)	(69,206)	17,373
Non-operating expenses, including net interest expense	49,981	49,981	7,685	50,996
LMA fees	928	928	530	618
Depreciation and amortization	35,239	35,386	11,025	33,175
Stock-based compensation expense	2,764	2,764	956	10,251
Loss on exchange of assets or stations	—	—	—	394
Realized (gain) loss on derivative instrument	(129)	(129)	1,436	1,436
Acquisition-related costs	2,728	—	—	—
Franchise taxes	275	275	—	—

Discontinued Operations:
Depreciation and amortization	—	—	194	—
Non-operating expense	(63,226)	—	1	—
Income tax expense (benefit)	35,426	—	(1,427)	—

Adjusted EBITDA	$107,856	$106,628	$10,732	$95,121

	Nine Months Ended September 30,
	2012	2012	2011	2011
	As Reported	Pro Forma	As Reported	Pro Forma

Net income (loss)	$52,059	$13,512	$76,998	$(22,063)

Income tax (benefit) expense	(22,862)	(14,676)	(65,723)	9,556
Non-operating expenses, including net interest expense	150,213	150,213	27,641	159,072
LMA fees	2,652	2,652	1,670	1,967
Depreciation and amortization	106,321	106,761	14,702	97,077
Stock-based compensation expense	15,671	15,671	2,143	36,250
Gain on exchange of assets or stations	—	—	(15,278)	(14,479)
Realized loss on derivative instrument	624	624	2,681	2,681
Impairment of intangible assets	12,435	12,435	—	—
Acquisition-related costs	8,194	—	—	—
Franchise taxes	832	832	—	—

Discontinued operations:
Depreciation and amortization	1,160	—	529	—
Non-operating expense	(63,219)	—	1	—
Income tax expense (benefit)	31,811	—	(391)	—

Adjusted EBITDA	$295,891	$288,024	$44,973	$270,061

The following tables reconcile net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to free cash flow on a pro forma and as reported basis for the three and nine months ended September 30, 2012 and 2011
(dollars in thousands):

	Three Months Ended September 30,
	2012	2012	2011	2011
	Pro Forma	As Reported	Pro Forma	As Reported

Net income (loss)	$17,684	$56,045	$(19,122)	$59,538
Add:
Income tax (benefit) expense	(261)	(12,175)	17,373	(69,206)
Non-operating expenses, including net interest expense	49,981	49,981	50,996	7,685
Stock-based compensation expense	2,764	2,764	10,251	956
Depreciation and amortization	35,386	35,239	33,175	11,025
Loss on exchange of assets or stations	—	—	394	—
Realized (gain) loss on derivative instrument	(129)	(129)	1,436	1,436

Discontinued operations:
Depreciation and amortization	—	—	—	194
Non-operating (expense) income	—	(63,226)	—	1
Income tax expense (benefit)	—	35,426	—	(1,427)

Less:
Interest expense, net of interest income, excluding non-cash charge/credit for change in value of swap arrangements and amortization of debt issuance costs	(46,621)	(46,621)	(48,174)	(19,900)
Income taxes paid	(1,047)	(1,047)	(4,997)	(4,997)
Capital expenditures	(2,736)	(2,736)	(1,380)	(1,380)

Free cash flow	$55,021	$53,521	$39,952	$(16,075)

	Nine Months Ended September 30,
	2012	2012	2011	2011
	Pro Forma	As Reported	Pro Forma	As Reported

Net income (loss)	$13,512	$52,059	$(22,063)	$76,998
Add:
Income tax (benefit) expense	(14,676)	(22,862)	9,556	(65,723)
Non-operating expenses, including net interest expense	150,213	150,213	159,072	27,641
Stock-based compensation expense	15,671	15,671	36,250	2,143
Depreciation and amortization	106,761	106,321	97,077	14,702
Gain on exchange of assets or stations	—	—	(14,479)	(15,278)
Realized loss on derivative instrument	624	624	2,681	2,681
Impairment of intangible assets	12,435	12,435	—	—

Discontinued operations:
Depreciation and amortization	—	1,160	—	529
Non-operating (expense) income	—	(63,219)	—	1
Income tax expense (benefit)	—	31,811	—	(391)

Less:
Interest expense, net of interest income, excluding non-cash charge/credit for change in value of swap arrangements and amortization of debt issuance costs	(141,211)	(141,211)	(144,665)	(34,634)
Income taxes paid	(3,956)	(3,956)	(5,141)	(5,141)
Capital expenditures	(4,655)	(4,655)	(2,885)	(2,885)

Free cash flow	$134,718	$134,391	$115,403	$643

Supplemental Unaudited Pro Forma Financial Information

The following supplemental unaudited pro forma financial information assumes the CMP Acquisition and the Citadel Acquisition occurred as of January 1, 2010 and the Townsquare Asset Exchange occurred as of January 1, 2011. This supplemental unaudited pro forma financial information also includes the business combination accounting effects of the CMP Acquisition, the Citadel Acquisition and the Townsquare Asset Exchange, including Cumulus’s amortization expense resulting from acquired intangible assets, the elimination of certain intangible asset amortization expense incurred by CMP and Citadel, adjustments to interest expense for certain borrowings, adjustments for transaction-related expenses and the related tax effects. This supplemental unaudited pro forma financial information is presented for illustrative and informational purposes only and has been prepared based on estimates and assumptions which management believes are reasonable, and is not necessarily indicative of the consolidated financial position or results of operations that Cumulus would have achieved had either the CMP Acquisition or the Citadel Acquisition actually occurred on January 1, 2010 or the Townsquare Asset Exchange actually occurred on January 1, 2011 or on any other historical dates, nor is it reflective of the Company’s expected actual financial position or results of operations for any future period. For additional information, see “Forward-Looking Statements” above, including the risk factors referred to therein.

CUMULUS MEDIA INC.

Pro Forma Condensed Consolidated Statements of Operations

(Dollars in thousands)

	Three Months Ended September 30,
	2012		2011		Change
	Pro Forma		Pro Forma		$	%

Net revenues	$276,166		$289,050	(A)	(12,884)	-4.5%
Operating expenses:
Direct operating expenses (excluding depreciation and amortization and LMA fees)	162,326		182,412		(20,086)	-11.0%
Depreciation and amortization	35,386	(B)	33,175	(B)	2,211	6.7%
LMA fees	928		618		310	50.2%
Corporate, general and administrative expenses (excluding stock-based compensation expense)	7,487	(C)	11,517	(A)(C)	(4,030)	-35.0%
Loss on exchange of assets or stations	—		394		(394)	N/A
Realized (gain) loss on derivative instrument	(129)		1,436		(1,565)	N/A
Stock-based compensation expense	2,764		10,251		(7,487)	-73.0%

Total operating expenses	208,762		239,803		(31,041)	-12.9%

Operating income	67,404		49,247		18,157	36.9%
Non-operating expense:
Interest expense, net	(49,757)		(51,205	)(D)	(1,448)	-2.8%
Other (expense) income, net	(224)		209		(433)	N/A

Total non-operating expense, net	(49,981)		(50,996)		(1,015)	-2.0%

Income (loss) before taxes	17,423		(1,749)		19,172	N/A
Income tax benefit (expense)	261	(E)	(17,373	)(E)	17,634	N/A

Net income (loss)	$17,684		$(19,122)		36,806	-192.5%

	Nine Months Ended September 30,
	2012		2011		Change
	Pro Forma		Pro Forma		$	%
Net revenues	$798,681		$827,539	(A)	(28,858)	-3.5%
Operating expenses:
Direct operating expenses (excluding depreciation and amortization and LMA fees)	488,879		524,871		(35,992)	-6.9%
Depreciation and amortization	106,761	(B)	97,077	(B)	9,684	10.0%
LMA fees	2,652		1,967		685	34.8%
Corporate, general and administrative expenses (excluding stock-based compensation expense)	22,610	(C)	32,613	(A)(C)	(10,003)	-30.7%
Gain on exchange of assets or stations	—		(14,479)		14,479	N/A
Realized loss on derivative instrument	624		2,681		(2,057)	-76.7%
Stock-based compensation expense	15,671		36,250		(20,579)	-56.8%
Other operating income, net	—		(6)		6	N/A
Impairment of intangible assets	12,435		—		12,435	N/A

Total operating expenses	649,632		680,974		(31,342)	-4.6%

Operating income	149,049		146,565		2,484	1.7%
Non-operating expense:
Interest expense, net	(150,179)		(153,758	)(D)	3,579	-2.3%
Loss on early extinguishment of debt	—		(4,366)		4,366	N/A
Other expense, net	(34)		(948)		914	-96.4%

Total non-operating expense, net	(150,213)		(159,072)		8,859	-5.6%

Loss before taxes	(1,164)		(12,507)		11,343	-90.7%
Income tax benefit (expense)	14,676	(E)	(9,556	)(E)	24,232	N/A

Net income (loss)	$13,512		$(22,063)		35,575	N/A

Footnotes to Supplemental Unaudited Pro Forma Financial Information

(A)	Adjustment to reflect the termination of the CMP Management Agreement. Prior to the completion of the CMP Acquisition, Cumulus managed CMP’s business pursuant to a management agreement (the “CMP Management Agreement”). Under the terms of the CMP Management Agreement, CMP was required to pay to Cumulus the greater of $4.0 million or 4.0% of the Adjusted EBITDA on an annual basis of certain of CMP’s subsidiaries. For the three and nine months ended September 30, 2011, $0.3 million and $2.3 million, respectively, was eliminated from net revenues and corporate general and administrative expenses.
(B)	Adjustment to increase pro forma depreciation and amortization expense to reflect the impact of the increase in the fair value of tangible assets and amortizable intangible assets acquired due to the application of the acquisition method of accounting. Pro forma depreciation and amortization expense has been adjusted to reflect the final valuations of property and equipment and definite-lived intangible assets acquired in the CMP Acquisition and the Citadel Acquisition, and for the preliminary valuation of property and equipment and definitie-lived intangible assets acquired in the Townsquare Asset Exchange.
(C)	Acquisition-related costs. Excludes acquisition-related costs of $59.7 million and $73.9 million for the three and nine month periods ended September 30, 2011, respectively. Excludes acquisition-related costs for the three and nine months ended September 30, 2012 of $2.7 million and $8.2 million, respectively.
(D)	Adjustment to recognize interest expense incurred pursuant to the Refinancing. As part of the Refinancing, all outstanding indebtedness of each of Cumulus and Citadel was refinanced. This adjustment reflects the increased interest expense assuming the Refinancing was completed effective as of January 1, 2010. As part of the Refinancing, in May 2011, Cumulus issued $610.0 million aggregate principal amount of 7.75% senior notes, the proceeds of which were used to, among other things, repay amounts outstanding under Cumulus’ then-existing term loan facility. Also, as part of the Refinancing and in connection with the completion of the Citadel Acquisition, on September 16, 2011, the Company obtained financing, which was used in part for the repayment of certain outstanding indebtedness of each of Cumulus, CMP and Citadel.
(E)	Adjustment to reflect income tax impacts on pro forma adjustments. Adjustment to reflect the income tax impacts resulting from the pro forma adjustments to the accompanying unaudited pro forma condensed consolidated statements of operations were based on an estimated combined federal and state statutory income tax rate of 38.0%.

CUMULUS MEDIA INC.

Pro Forma Condensed Consolidated Statements of Operations

(Dollars in thousands)

(Unaudited)

	Year Ended December 31, 2011
	Q1	Q2	Q3	Q4	Full Year
Broadcast revenues	$246,847	$291,392	$288,925	$284,014	$1,111,178
Management fees	125	125	125	—	375	(A)

Net revenues	246,972	291,517	289,050	284,014	1,111,553
Operating expenses:
Direct operating expenses (excluding depreciation, amortization and LMA fees)	167,895	174,564	182,412	175,549	700,420
Depreciation and amortization	32,020	31,882	33,175	30,696	127,773	(B)
LMA fees	680	669	618	855	2,822
Corporate general and administrative expenses (excluding stock-based compensation expense)	13,470	7,626	11,517	10,614	43,227	(A)(C)(D)
(Gain) loss on exchange of assets or stations	(14,992)	119	394	—	(14,479)
Realized loss on derivative instrument	40	1,205	1,436	687	3,368
Stock-based compensation expense	12,939	13,060	10,251	7,956	44,206
Other operating income, net	(6)	—	—	—	(6)

Total operating expenses	212,046	229,125	239,803	226,357	907,331

Operating income	34,926	62,392	49,247	57,657	204,222
Non-operating (expense) income:
Interest expense, net	(51,300)	(51,253)	(51,205)	(51,159)	(204,917	)(E)
Loss on early extinguishment of debt	—	(4,366)	—	—	(4,366)
Other (expense) income, net	(3)	(1,154)	209	(117)	(1,065)

Total non-operating expense, net	(51,303)	(56,773)	(50,996)	(51,276)	(210,348	)(F)

(Loss) income before taxes	(16,377)	5,619	(1,749)	6,381	(6,126)
Income tax benefit (expense)	11,937	(4,120)	(17,373)	(16,806)	(26,362	)(G)

Pro forma adjusted net (loss) income	$(4,440)	$1,499	$(19,122)	$(10,425)	$(32,488	)(H)

Reconciliation of Pro Forma Non-GAAP Financial Measure to Most Directly Comparable Pro Forma GAAP Measure

The following table reconciles pro forma net (loss) income to pro forma Adjusted EBITDA for each quarter during, and the full year ended, December 31, 2011 (dollars in thousands):

	Year Ended December 31, 2011
	(unaudited)
	Q1	Q2	Q3	Q4	Full Year
Pro forma net (loss) income	$(4,440)	$1,499	$(19,122)	$(10,425)	$(32,488)
Income tax (benefit) expense	(11,937)	4,120	17,373	16,806	26,362
Non-operating expenses, including interest expense, net	51,303	56,773	50,996	51,276	210,348
LMA fees	680	669	618	855	2,822
Depreciation and amortization	32,020	31,882	33,175	30,696	127,773
Stock-based compensation expense	12,939	13,060	10,251	7,956	44,206
(Gain) loss on exchange of assets or stations	(14,992)	119	394	—	(14,479)
Realized loss on derivative instrument	40	1,205	1,436	687	3,368

Pro forma Adjusted EBITDA	$65,613	$109,327	$95,121	$97,851	$367,912

Footnotes to Supplemental Unaudited Pro Forma Quarterly Financial Information

(A)	Adjustments to reflect the termination of the CMP Management Agreement. For the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, $1.0 million, $1.0 million and $0.3 million, respectively, was eliminated from net revenues and corporate general and administrative expenses related to the termination of the CMP Management Agreement.
(B)	Adjustments to increase pro forma depreciation and amortization expense to reflect the impact of the increase in the estimated fair value of tangible assets and amortizable intangible assets due to the application of the acquisition method of accounting. Pro forma depreciation and amortization expense has been adjusted to reflect the final valuations of property and equipment and definite-lived intangible assets acquired in the CMP Acquisition and the Citadel Acquisition, and to reflect the preliminary valuation of property and equipment and definite-lived intangible assets acquired in the Townsquare Asset Exchange.
(C)	Acquisition-related stock-based compensation expense. Reflected in the quarter ended September 30, 2011 is the elimination of stock-based compensation expenses of $20.0 million incurred by Citadel due to the acceleration of vesting of certain outstanding equity awards resulting from the completion of the Citadel Acquisition.
(D)	Acquisition-related costs. Reflects the elimination of $6.5 million, $7.7 million, $59.7 million and $10.3 million of non-recurring transaction-related costs incurred for the quarters ended March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011, respectively.
(E)	Adjustments to recognize interest expense incurred pursuant to the Refinancing. This adjustment reflects the increased interest expense associated with the completion of the Refinancing.
(F)	Gain on equity investment. Cumulus Media recognized a gain of $11.6 million, representing the adjustment to fair value of its previously held equity interest in CMP at the time of the CMP Acquisition, and this amount has been excluded from the accompanying pro forma condensed consolidated statement of operations for the quarter ended September 30, 2011.
(G)	Adjustments to reflect income tax impacts on pro forma adjustments. Adjustments to reflect the income tax impacts resulting from the pro forma adjustments to the accompanying unaudited pro forma condensed consolidated statements of operations were based on an estimated combined federal and state statutory income tax rate of 38.0%. Included in the full year ended December 31, 2011 is also an adjustment to income tax expense in the amount of $77.6 million to reverse the effect of releasing the valuation allowance against the Company’s deferred tax assets at the time of the Citadel Acquisition.
(H)	The Company has previously prepared and disclosed certain required pro forma financial information under Article 11 of the Securities and Exchange Commission regulations relating to Citadel and CMP. Any significant differences between the pro forma financial information previously disclosed and that presented herein principally relate to the amortization and depreciation of intangible and tangible assets and the related income tax effect thereon, which have been based on preliminary purchase price allocation information, related to the amount of and estimated life of such assets, respectively, available at the time of preparation of such information. The asset allocation valuation and estimated life information is prepared by the Company with the assistance of a third party specialist in purchase price allocation matters. At the time of the filing of the 2011 Form 10-K, such purchase price allocations had been updated by the third party specialist with additional amounts being allocated to amortizable intangible assets than had been disclosed in our earlier pro forma financial information. Any change to these assets would impact our estimates on depreciation and amortization and a related pro forma income tax effect. Also in our earnings release on March 12, 2012, our fourth quarter 2011 pro forma statement of operations included actual amortization and depreciation expense for the three months ended December 31, 2011. The pro forma statement of operations presented herein for the quarter ended December 31, 2011 reflects pro forma amortization and depreciation as if the Citadel and CMP Acquisitions had occurred as of January 1, 2010. The pro forma statements of operations presentation herein for all periods reflects pro forma amortization and depreciation as if the Townsquare Asset Exchange occurred as of January 1, 2011. The difference in actual compared to assumed transaction closing dates (actual closings of each of the Citadel and CMP Acquisitions in the quarter ended September 30, 2011 compared to the pro forma financial information assuming the acquisitions occurred as of January 1, 2010) effects the amortization and depreciation expense and the related tax effect because the Company utilizes an accelerated amortization method for certain amortizable intangible assets as described in our footnotes to our audited financial statements as included in our 2011 Form 10-K.

The following supplemental unaudited pro forma financial information is intended to provide you with information about how the Townsquare Asset Exchange might have affected our historical consolidated quarterly financial statements during each completed quarterly period during 2012 and the nine months ended September 30, 2012 if such asset exchange had closed as of January 1, 2011. No pro forma adjustments have been made to reflect the CMP and Citadel Acquisitions since they have been completed before the earliest date presented.

CUMULUS MEDIA INC.

Pro Forma Condensed Consolidated Statements of Operations

(Dollars in thousands)

(Unaudited)

	2012
	Q1	Q2	Q3	Nine Months Ended September 30, 2012
Broadcast revenues	$238,497	283,692	274,976	$797,165
Management fees	30	296	1,190	1,516

Net revenues	238,527	283,988	276,166	798,681
Operating expenses:
Direct operating expenses (excluding depreciation, amortization and LMA fees)	155,648	170,905	162,326	488,879
Depreciation and amortization	35,028	36,347	35,386	106,761	(A)
LMA fees	839	885	928	2,652
Corporate general and administrative expenses (excluding stock-based compensation expense)	8,693	6,430	7,487	22,610	(B)
Realized (gain) loss on derivative instrument	(88)	841	(129)	624
Stock-based compensation expense	6,979	5,928	2,764	15,671
Impairment of intangible assets	—	12,435	—	12,435

Total operating expenses	207,099	233,771	208,762	649,632

Operating income	31,428	50,217	67,404	149,049
Non-operating (expense) income:
Interest expense, net	(50,803)	(49,619)	(49,757)	(150,179)
Other income (expense), net	264	(74)	(224)	(34)

Total non-operating expense, net	(50,539)	(49,693)	(49,981)	(150,213)

(Loss) income before taxes	(19,111)	524	17,423	(1,164)
Income tax benefit	6,357	8,058	261	14,676	(C)

Pro forma adjusted net (loss) income	$(12,754)	$8,582	$17,684	$13,512

Reconciliation of Pro forma Non-GAAP Financial Measure to Most Directly Comparable Pro Forma GAAP Measure

The following table reconciles pro forma net (loss) income to pro forma Adjusted EBITDA for each completed quarter during 2012, and for the nine months ended September 30, 2012 (dollars in thousands):

	2012 (Unaudited)
	Q1	Q2	Q3	Nine Months Ended September 30, 2012
Pro forma net (loss) income	$(12,754)	$8,582	$17,684	$13,512
Income tax benefit	(6,357)	(8,058)	(261)	(14,676)
Non-operating expenses, including interest expense, net	50,539	49,693	49,981	150,213
LMA fees	839	885	928	2,652
Depreciation and amortization	35,028	36,347	35,386	106,761
Stock-based compensation expense	6,979	5,928	2,764	15,671
Impairment of intangible assets	—	12,435	—	12,435
Realized (gain) loss on derivative instrument	(88)	841	(129)	624
Franchise taxes	297	260	275	832

Pro forma Adjusted EBITDA	$74,483	$106,913	$106,628	$288,024

Footnotes to Supplemental Unaudited Pro Forma Quarterly Financial Information

(A)	Adjustments related to pro forma depreciation and amortization expense. Pro forma depreciation and amortization expense has been adjusted to reflect the effects of the preliminary valuation of property and equipment and definite-lived intangible assets acquired in the Townsquare Asset Exchange, net of the elimination of the depreciation and amortization expense related to the property and equipment and definite-lived intangible assets related to the stations disposed of in the Townsquare Asset Exchange.
(B)	Acquisition-related costs. Reflects the elimination of $1.0 million, $4.4 million and $2.7 million of non-recurring transaction-related costs incurred in the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, respectively.
(C)	Adjustments to reflect income tax impacts on pro forma adjustments. Adjustments to reflect the income tax impacts resulting from the pro forma adjustments to the accompanying unaudited pro forma condensed consolidated statements of operations were based on an estimated combined federal and state statutory income tax rate of 38.0%.

Supplemental Unaudited Summary of Equity Outstanding at September 30, 2012

The following supplemental unaudited summary provides selected data regarding the Company’s equity outstanding at September 30, 2012:

Type of Equity	Number of Shares
Common stock:
Class A common stock	157,908,633
Class B common stock	15,424,944
Class C common stock	644,871

Total common stock, issued and outstanding	173,978,448

Warrants:
Company Warrants	38,041,979
2009 Warrants	1,019,675
Warrant Reserve	2,437,570

Total Warrants	41,499,224

Total Common Stock and Warrants	215,477,672

The table above excludes the following securities: (i) warrants exercisable for 7.8 million shares of the Company’s Class A common stock and management stock options to purchase 19.1 million shares of the Company’s Class A common stock (of which 5.7 million were vested), all of which had exercise prices in excess of the closing price of the Company’s Class A common stock on September 30, 2012 and (ii) employee stock options to purchase 0.7 million shares of the Company’s Class A common stock, substantially all of which had exercise prices in excess of the closing price of the Company’s Class A common stock on September 30, 2012. For a further discussion of the Company’s equity securities, refer to the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2012.